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                                                                    Exhibit 23.1

CONSENT OF MOHLER, NIXON & WILLIAMS, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38080) of Agilent Technologies, Inc. of our report dated May 31, 2002, with respect to the financial statements and schedule as of and for the year ended December 31, 2001 of the Agilent Technologies, Inc. Savings Accumulation Plan included in this Annual Report on Form 11-K.


                                    /s/ Mohler, Nixon & Williams
                                    MOHLER, NIXON & WILLIAMS
                                    Accountancy Corporation

Campbell, California
June 28, 2002